Exhibit 10(a) Written Consent of Jorden Burt Boros Cicchetti Berenson & Johnson LLP




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     Jorden Burt Boros
   Cicchetti Berenson &
        Johnson LLP
        Suite 400E
   1025 Thomas Jefferson
       Street, N.W.
  Washington, D.C. 20007
      (202) 965-8100



April 29, 1999

Great-West  Life &  Annuity
Insurance Company
8515 East Orchard Road
Englewood, Colorado 80111

RE: Retirement Plan Series Account
Post-Effective    Amendment
No.  7 to the  Registration
Statement on Form N-4
File Nos. 33-83928; 811-8762

Ladies and Gentlemen:

         We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


Very Truly Yours,


/s/   Jorden   Burt   Boros
Cicchetti     Berenson    &
Johnson LLP

Jorden      Burt      Boros
Cicchetti     Berenson    &
Johnson LLP